SECOND AMENDEMNT TO MARKETING AGREEMENT

The MARKETING AGREEMENT dated April 22, 2008, by and between i2Telecom International, Inc., a Washington corporation, with its principal office at 5070 Old Ellis Point, Suite 110, Roswell, GA 30076 (“Company”) and Virenta, LLC, a Texas limited liability company, with an address at 1401 Exeter Court, Southlake, Texas 76092 (“Virenta”) is hereby further amended as follows with the remaining provisions of the Marketing Agreement remaining in full force and effect.

AMENDMENTS:

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto amend the Marketing Agreement as follows:

1.	Sections 1, 3 and 4 are deleted in their entirety.

2.	Section 5 is deleted in its entirety and replaced with the following language:

5.           Cash Compensation.

5.1
Effective June 1, 2009 the Company will pay Virenta $7,500.00 monthly (the “Monthly Payment”). The Monthly Payment will be paid on or before the 10th day of the month following the month in which the Monthly Payment was earned.

IN WITNESS WHEREOF, the parties have executed this Agreement as of September 8, 2009.

i2 Telecom International, Inc.	Virenta, LLC

By: /s/ Paul Arena	By: /s/ Chris R. Miltenberger

Name: Paul Arena	Name: Chris R. Miltenberger

Title: Chairman of the Board of Directors	Title: Managing Director

Date: September 8, 2009	Date: September 8, 2009

Second Amendment to Marketing Agreement -- Page 1 of 1